                                                                    Exhibit 99.1

                            Joint Filer Information

Name of Joint Filer:                            Alec Gores

Address of Joint Filer:                         c/o Gores Holdings, Inc.
                                                9800 Wilshire Blvd.
                                                Beverly Hills, CA 90212

Relationship of Joint Filer to Issuer:          10% Owner, Director

Issuer Name and Ticker or Trading Symbol:       Gores Holdings, Inc. [GRSH]

Date of Event Requiring Statement:
(Month/Day/Year):                               03/28/2016

Designated Filer:                               Gores Sponsor LLC